Exhibit 99.4

Unaudited Pro Forma Combined Condensed Consolidated Financial Information

The following unaudited pro forma combined condensed consolidated financial information combines the historical consolidated financial position and results of operations of KeyCorp and its subsidiaries and First Niagara Financial Group, Inc. (“First Niagara”) and its subsidiaries, as an acquisition by KeyCorp of First Niagara using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of First Niagara are being recorded by KeyCorp at their respective fair values as of the date the merger is completed. The unaudited pro forma combined financial information should be read in conjunction with KeyCorp’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, and Annual Report on Form 10-K for the year ended December 31, 2015, and First Niagara’s Quarterly Annual Report on Form 10-K for the year ended December 31, 2015.

The merger was announced on October 30, 2015, and was completed on August 1, 2016. The merger provided that each outstanding share of First Niagara common stock, par value $0.01 per share, was canceled and converted into the right to receive 0.680 shares of KeyCorp common stock, par value $1.00 per share, and $2.30 in cash. The merger qualified as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Accordingly, a First Niagara stockholder who received KeyCorp common shares and cash in exchange for First Niagara common stock pursuant to the merger will generally recognize gain (but not loss) in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the KeyCorp common shares and cash (other than cash received instead of a fractional KeyCorp common share) received by the First Niagara stockholder exceeds such holder’s tax basis in its First Niagara common stock, and (2) the amount of cash received by such First Niagara stockholder (except with respect to any cash received instead of fractional interests in KeyCorp common shares).

In addition, at the time of the merger, each share of First Niagara preferred stock, Series B, par value $0.01 per share, was converted into the right to receive a share of a newly created series of preferred stock of KeyCorp having such rights, privileges and voting powers not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the First Niagara preferred stock.

On April 28, 2016, KeyCorp and First Niagara Financial Group, Inc. announced that they had reached an agreement with Northwest Bank, a wholly-owned subsidiary of Northwest Bancshares, Inc., to sell 18 branches in the Buffalo Federal Reserve market totaling $1.8 billion in deposits and $517 million in loans. Northwest Bank’s purchase includes all 18 branches slated for divestiture under Key’s agreements with the United States Department of Justice and the Federal Reserve Board, which were entered into in connection with their review of KeyCorp’s merger with First Niagara.

The unaudited pro forma combined condensed consolidated balance sheet gives effect to the merger and branch divestiture as if the transaction had occurred on June 30, 2016. The unaudited pro forma combined condensed consolidated income statements for the six months ended June 30, 2016, and the year ended December 31, 2015, give effect to the merger and branch divestiture as if the transaction had become effective on January 1, 2015.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors.

KeyCorp and Subsidiaries

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

As of June 30, 2016

in millions, except per share amounts	KeyCorp As Reported	First Niagara (a), (b)	Pro Forma Adjustments	Ref	Pro Forma Combined KeyCorp (a)
ASSETS
Cash and short-term investments	$7,095	$421	$(2,159)	A	$5,357
Trading account assets	965	—	—		965
Securities investments	19,384	11,833	100	B	31,317
Other investments	577	402	—		979
Loans, net of unearned income	62,098	24,333	(882)	C	85,549
Less: Allowance for loan losses	854	253	(253)	D	854

Net loans	61,244	24,080	(629)		84,695
Goodwill	1,060	1,348	(174)	E	2,234
Other intangible assets	50	41	361	F	452
Other assets	9,058	1,866	(19)	G	10,905
Discontinued assets	1,717	—	—		1,717

Total assets	$101,150	$39,991	$(2,520)		$138,621

LIABILITIES
Deposits	$75,325	$28,959	$(1,558)	H	$102,726
Federal funds purchased and securities sold under repurchase agreements	360	—	—		360
Bank notes and other short-term borrowings	687	4,631	—		5,318
Other liabilities	2,072	468	—		2,540
Long-term debt	11,388	1,733	28	I	13,149

Total liabilities	89,832	35,791	(1,530)		124,093
SHAREHOLDERS’ EQUITY
Preferred shares	290	338	12	J	640
Common shares	1,017	4	243	K	1,264
Capital surplus	3,835	4,224	(1,586)	L	6,473
Retained earnings (accumulated deficit)	9,166	(237)	212	M, N	9,141
Treasury stock, at cost	(2,881)	(125)	125	M	(2,881)
Accumulated other comprehensive income (loss)	(114)	(4)	4	M	(114)

Shareholders’ equity	11,313	4,200	(990)		14,523
Noncontrolling interest	5	—	—		5

Total equity	11,318	4,200	(990)		14,528

Total liabilities and equity	$101,150	$39,991	$(2,520)		$138,621

Common shares outstanding (000)	842,703	356,056	(113,938)	O	1,084,821
Book value per common share	$13.08	$10.95			$12.80

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

(a)	May not foot due to rounding.
(b)	First Niagara was not required to file a Form 10-Q for the period ended June 30, 2016.

KeyCorp and Subsidiaries

Unaudited Pro Forma Combined Condensed Consolidated Income Statement

For the six months ended June 30, 2016

in millions, except per share amounts	KeyCorp As Reported	First Niagara (a), (b)	Pro Forma Adjustments	Ref	Pro Forma Combined KeyCorp (a)
Interest income	$1,367	$615	$15	P	$1,997
Interest expense	166	85	(27)	Q	224

Net interest income	1,201	530	42		1,773
Provision for credit losses	141	34	(26)	R	149

Net interest income after provision for credit losses	1,060	495	68		1,623
Noninterest income	904	148	(8)	S	1,044
Noninterest expense	1,454	513	17	T	1,984

Income from continuing operations before income taxes	510	130	43		683
Income taxes	125	35	16	U	176

Income from continuing operations	385	95	27		507
Dividends on preferred stock, net income attributable to noncontrolling interests, and income allocable to unvested restricted stock awards	10	15	—		25

Income attributable and allocable to common shareholders	$375	$80	$27		$482

Basic earnings per share from continuing operations	$.45	$.22			$.45
Diluted earnings per share from continuing operations	.44	.22			.45
Weighted average common shares outstanding (000)	829,640	351,753	(112,561)	V	1,068,832
Weighted average common shares and potential common shares outstanding (000)	836,778	353,853	(112,876)	V	1,077,755

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

(a)	May not foot due to rounding.
(b)	First Niagara was not required to file a Form 10-Q for the period ended June 30, 2016.

KeyCorp and Subsidiaries

Unaudited Pro Forma Combined Condensed Consolidated Income Statement

For the year ended December 31, 2015

in millions, except per share amounts	KeyCorp As Reported	First Niagara As Reported (a)	Pro Forma Adjustments	Ref	Pro Forma Combined KeyCorp (a)
Interest income	$2,622	$1,198	$48	P	$3,868
Interest expense	274	142	(116)	Q	300

Net interest income	2,348	1,056	164		3,568
Provision for credit losses	166	76	(73)	R	169

Net interest income after provision for credit losses	2,182	980	237		3,399
Noninterest income	1,880	342	(16)	S	2,206
Other noninterest expense	2,840	1,019	38	T	3,897

Income (loss) from continuing operations before income taxes	1,222	302	183		1,707
Income taxes	303	79	68	U	450

Income (loss) from continuing operations	919	224	115		1,258
Dividends on preferred stock, net income attributable to noncontrolling interests, and income allocable to unvested restricted stock awards	27	32	—		59

Income (loss) attributable and allocable to common shareholders	$892	$192	$115		$1,199

Basic earnings per share from continuing operations	$1.06	$.55			$1.11
Diluted earnings per share from continuing operations	1.05	.54			1.11
Weighted average common shares outstanding (000)	836,846	351,119	(112,358)	V	1,075,607
Weighted average common shares and potential common shares outstanding (000)	844,489	353,040	(112,973)	V	1,084,556

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

(a)	May not foot due to rounding.

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined consolidated financial information and explanatory notes have been prepared to illustrate the effects of the merger involving KeyCorp and First Niagara under the acquisition method of accounting with KeyCorp treated as the acquirer. The unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entity. Under the acquisition method of accounting, the assets and liabilities of First Niagara, as of the effective date of the merger, are recorded by KeyCorp at their respective fair values and the excess of the merger consideration over the fair value of First Niagara’s net assets will be allocated to goodwill.

The merger, which closed on July 29, 2016, and was effective on August 1, 2016, provides for First Niagara common stockholders to right to receive 0.680 shares of KeyCorp common stock and $2.30 in cash for each share of First Niagara common stock they held immediately prior to the merger. Based on the closing trading price of KeyCorp common shares on the NYSE on July 29, 2016, of $11.70, the value of the merger consideration per share of First Niagara common stock was $10.26. In addition, at the effective time of the merger, each share of First Niagara preferred stock Series B was converted into the right to receive a share of a newly created series of preferred stock of KeyCorp having such rights, preferences, privileges and voting powers not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the First Niagara preferred stock.

The accounting policies of both KeyCorp and First Niagara are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2 – Purchase Price Allocation

The pro forma adjustments include the estimated purchase accounting entries to record the merger transaction. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

Core deposit and other intangible assets of $322 million are included in the pro forma adjustments separate from goodwill and amortized using the sum-of-the-years-digits method over ten years. When the actual amortization is recorded for periods following the merger closing, the straight line or sum-of-the-years-digits method will be used, and the period of amortization may differ. Goodwill totaling $1.174 billion is included in the pro forma adjustments and is not subject to amortization.

The purchase price allocation is as follows:

in millions, except per share amounts
Pro Forma Purchase Price(a)
First Niagara common shares outstanding		353
Cash consideration (per First Niagara common share)		$2.30

Cash portion of purchase price		811
First Niagara common shares outstanding	353
Exchange ratio	.680

KeyCorp common shares issued	240
First Niagara performance shares and stock options outstanding	8
Exchange ratio	.880

KeyCorp common shares issued	7
Total KeyCorp common shares issues		247
KeyCorp’s share price (as of July 29, 2016)		$11.70

Equity portion of purchase price		2,886
Exchange of First Niagara preferred stock for KeyCorp preferred stock		350

Total consideration paid		4,046
First Niagara Net Assets at Fair Value
Assets acquired:
Cash and short-term investments	$421
Securities investments	11,933
Other investments	402
Loans, net of unearned income	23,968
Other intangible assets	402
Other assets	1,855

Total assets acquired	38,981
Liabilities assumed:
Deposits	29,249
Bank notes and other short-term borrowings	4,631
Other liabilities	468
Long-term debt	1,761

Total liabilities assumed	36,109
Net assets acquired		2,872

Preliminary pro forma goodwill		$1,174

(a)	May not total due to rounding.

Note 3 – Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All taxable adjustments were calculated using a 37.2% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

A.	Adjustments to cash and short-term investments to reflect cash of $811 million used to purchase First Niagara and contractually obligated after-tax merger costs of $25 million. Adjustments to cash and short-term investments also include $9 million of cash associated with the 18 branches that are being divested and $1.314 billion of cash paid to Northwest Bank to assume the associated net liabilities of the 18 branches that are being divested. See Note 5 for more information.

B.	Adjustment to securities classified as held-to-maturity to reflect estimated fair value of acquired investment securities.

C.	Adjustments to loans, net of unearned income to reflect estimated fair value adjustments, which included credit deterioration, current interest rates, and liquidity, of acquired loans. Adjustments to loans, net of unearned income also include the elimination of $517 million of loans associated with the 18 branches that are being divested. See Note 5 for more information.

D.	Elimination of First Niagara’s existing allowance for loan losses. Purchased loans in a business combination are recorded at estimated fair value on the purchase date, and the carryover of the related allowance for loan losses is prohibited.

E.	Adjustments to goodwill to eliminate First Niagara goodwill of $1.348 billion at merger date and record estimated goodwill associated with the merger of $1.174 billion.

F.	Adjustments to other intangible assets to eliminate First Niagara other intangible assets of $41 million and record estimated other intangible assets associated with the merger of $402 million, which includes estimated core deposit intangible assets of $322 million.

G.	A net deferred tax liability of approximately $11 million was recorded for the effects of the acquisition accounting adjustments. Adjustments also include the elimination of $8 million of property, plant, and equipment associated with the 18 branches being divested. See Note 5 for more information.

H.	Adjustments to deposits to reflect estimated fair value of acquired interest-bearing deposits. Adjustments to deposits also include the elimination of $1.848 billion of deposits associated with the 18 branches that are being divested. See Note 5 for more information.

I.	Adjustment to long-term debt to reflect estimated fair value of acquired long-term debt.

J.	Adjustments to preferred shares to eliminate First Niagara preferred stock and replace it with a newly created series of KeyCorp preferred stock.

K.	Adjustments to common shares to eliminate First Niagara common stock of $4 million par value and record the issuance of KeyCorp common stock to First Niagara shareholders of $247 million par value.

L.	Adjustments to capital surplus to eliminate First Niagara capital surplus of $4.224 billion and record issuance of KeyCorp common stock in excess of par value to First Niagara shareholders of $2.638 billion.

M.	Adjustments to eliminate remaining First Niagara equity balances of $366 million.

N.	Adjustment to retained earnings to reflect contractually obligated after-tax merger costs of $25 million.

O.	Adjustments to common shares outstanding to eliminate First Niagara common shares outstanding and record KeyCorp common shares.

P.	Net adjustments to interest income of $15 million for the six months ended June 30, 2016, and $48 million for the year ended December 31, 2015, to eliminate First Niagara’s amortization of premiums and accretion of discounts on previously acquired loans and record estimated amortization of premiums and accretion of discounts on acquired loans of First Niagara. Adjustments also include the elimination of interest income associated with the 18 branches being divested. See Note 5 for more information.

Q.	Net adjustments to interest expense of $27 million for the six months ended June 30, 2016, and $116 million for the year ended December 31, 2015, to eliminate First Niagara’s amortization of premiums and accretion of discounts on previously acquired deposits and record estimated amortization of premiums and accretion of discounts on acquired deposits of First Niagara. Adjustments also include the elimination of interest expense associated with the 18 branches being divested. See Note 5 for more information.

R.	Net adjustments to provision for credit losses of $26 million for the six months ended June 30, 2016, and $73 million for the year ended December 31, 2015, to eliminate the provision for credit losses associated with the 18 branches scheduled to be divested and to account for the provision for credit losses on new loans originated during the periods presented. See Note 5 for more information.

S.	Adjustment to eliminate noninterest income associated with the 18 branches being divested. See Note 5 for more information.

T.	Net adjustments to noninterest expense of $17 million for the six months ended June 30, 2016, and $38 million for the year ended December 31, 2015, to eliminate First Niagara’s amortization expense on other intangible assets and record estimated amortization of acquired other intangible assets. See Note 2 for additional information regarding KeyCorp’s amortization of acquired other intangible assets. Adjustments also include the elimination of noninterest expense associated with the 18 branches being divested. See Note 5 for more information.

U.	Adjustment to income tax expense to record the income tax effect of pro forma adjustments at the estimated statutory tax rate of 37.2%.

V.	Adjustments to weighted average common shares outstanding to eliminate First Niagara weighted average common shares outstanding and record KeyCorp common shares outstanding.

Note 4 – Estimated Cost Savings and Merger Integration Costs

KeyCorp expects to realize approximately $400 million, or 40% of First Niagara’s current noninterest expense, in annual pre-tax cost savings following the merger. Estimated cost savings is expected to be fully realized in fiscal year 2018 and is excluded from this pro forma analysis.

Merger- and integration-related costs are not included in the pro forma combined condensed consolidated statements of income since they will be recorded in the combined results of income as they are incurred prior to or after completion of the merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented. Merger- and integration-related costs are estimated to be $550 million pre-tax.

Note 5 – Divestiture of First Niagara Bank Branches

On April 28, 2016, KeyCorp and First Niagara Financial Group, Inc. announced that they had reached an agreement with Northwest Bank, a wholly-owned subsidiary of Northwest Bancshares, Inc., to sell 18 branches in the Buffalo Federal Reserve market. Northwest Bank’s purchase includes all 18 branches slated for divestiture under Key’s agreements with the United States Department of Justice and the Federal Reserve Board, which were entered into in connection with their review of KeyCorp’s merger with First Niagara. Key will retain its middle market, private banking, municipal and commercial real estate client relationships within this market.